UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/05/2006

Kreisler Manufacturing Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4036

Delaware	22-1047792
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

180 Van Riper Avenue, Elmwood Park, NJ 07407
(Address of principal executive offices, including zip code)

201-791-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

The 2006 Annual Meeting of Stockholders (the "Annual Meeting") of Kreisler Manufacturing Corporation (the "Company") was held on December 5, 2006 for the following purposes:
(i)         to elect Messrs. Wallace N. Kelly, Ronald L. Nussle, Jr., John W. Poling and Michael D. Stern as directors of the Company;
(ii)        to approve an amendment to the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), to increase the number of authorized shares of common stock from 3,000,000 to 6,000,000; and
(iii)        to approve an amendment to the Certificate of Incorporation to authorize the issuance of 2,000,000 shares of "blank check" preferred stock.
At the Annual Meeting, stockholders of the Company reelected Messrs. Wallace N. Kelly, Ronald L. Nussle, Jr., John W. Poling and Michael D. Stern as directors of the Company and approved an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 3,000,000 to 6,000,000. The proposal to amend the Certificate of Incorporation to authorize the issuance of 2,000,000 shares of "blank check" preferred stock did not receive the requisite votes necessary for the stockholders' approval.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kreisler Manufacturing Corporation

Date: December 05, 2006	By:	/s/ Edward A. Stern
Edward A. Stern
Co-President, Chief Financial Officer, Secretary and Treasurer